Exhibit 10.21

First Amendment to that

Certain Employment Agreement

by and between Tronox LLC and

Thomas J. Casey, dated April 19, 2012

THIS FIRST AMENDMENT (“Amendment”) is made and entered into as of February 22, 2013 (“Effective Date”), and amends the Employment Agreement dated April 19, 2012 (the “Agreement”) between Tronox LLC (“Tronox” or “Company”) and Thomas J. Casey. (“Executive”).

WHEREAS, the parties have agreed to amend the Agreement effective February 22, 2013, under the terms and conditions of this Amendment,

NOW, THEREFORE, for and in consideration of the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Section 4(f) of the Agreement shall be deleted and replaced in its entirety with the following new Section 4(f):

“4(f) Equity Awards. In each year of the Employment Period, the Executive shall be granted a number of shares of restricted stock or restricted stock units (or, to the extent the Equity Incentive Plan restricts the grant of restricted stock units, another form of equity award with an equivalent grant date fair value) under the Equity Incentive Plan with a value equal to not less than $3,000,000, with such number of shares of restricted stock or restricted stock units (or equivalent award) to be calculated based upon the volume-weighted average price of the Company’s stock over the thirty (30)-day period preceding the date of grant (the “Annual Equity Award”). For the 2013 fiscal year and each fiscal year thereafter during the Employment Period, the Company shall grant the Annual Equity Award on the date that is the earlier of (x) the date on which the Company makes equity grants to its other executive officers and (y) last business day of March for the applicable year. The terms and conditions applicable to any Annual Equity Award shall be determined by the Committee in accordance with the Company’s applicable long-term incentive plan.”

2.	Except as modified by this Amendment, all terms and conditions of the Agreement shall remain in full force and effect. In the event of any conflict between the Agreement and this Amendment, this Amendment Two shall prevail.

Signature Page Follows

IN WITNESS WHEREOF, the parties have executed this Amendment by their duly authorized representatives, as of the date first written hereinabove.

Tronox LLC:		Thomas J. Casey

/s/ Michael J. Foster		/s/ Thomas J. Casey
By:	Michael J. Foster
Title:	Senior Vice President, General Counsel & Secretary

Date:	February 22, 2013	Date:	February 22, 2013